UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2026

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVGI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02. Results of Operations and Financial Condition.

On November 2, 2026, Commercial Vehicle Group, Inc. (the “Company”) issued the press release attached hereto as Exhibit 99.1 announcing earnings for the third quarter ended September 30, 2026, and its CEO succession plan.

The information, including Exhibit 99.1 hereto, the registrant furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 2, 2026, the Company announced that, on October 30, 2026, its Board of Directors (the “Board”) appointed David Ruppel as President and Chief Executive Officer of the Company and as a member of the Board, in each case effective November 9, 2026 (the “Start Date”). Mr. Ruppel will succeed James R. Ray, Jr., who will step down as President and Chief Executive Officer and as a member of the Board effective on the Start Date. Mr. Ray will remain with the Company as Senior Advisor to the Chief Executive Officer to assist with the transition through his retirement on January 5, 2027 (the “Retirement Date”). Mr. Ray’s resignation from the Board did not result from any disagreement with the Company on any matter relating to its operations, policies or practices.
Mr. Ruppel, age 55, has worked at Littelfuse, Inc., a global industrial technology company focused on circuit protection, sensing, switching and power control solutions, since 2024, most recently as Senior Vice President and General Manager, Transportation & Logistics. From 2021 to 2024, he served as President of IDEX Optical Technologies, a provider of engineered optical components and systems. From 2017 to 2021, he served as President of Montevideo Technology Inc., a provider of custom motor and motion control systems. Earlier in his career, he held leadership positions with Herman Miller–Nemschoff and Eaton–Cooper Power Systems. Mr. Ruppel holds an Executive Master of Business Administration from Marquette University and a Bachelor of Science in Management from Cardinal Stritch University.
Mr. Ruppel was not appointed pursuant to any arrangement or understanding between him and any other person. Mr. Ruppel does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen to become a director or executive officer, and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Ruppel will not receive additional compensation for his service on the Board. Mr. Ruppel is not expected to be named to any committee of the Board.

Offer Letter
On October 30, 2026, the Company entered into an offer letter with Mr. Ruppel (the “Offer Letter”) governing his employment beginning on the Start Date. The Offer Letter provides for an annual base salary of $700,000 and an annual incentive award opportunity under the Company’s annual incentive plan targeted at 100% of base salary, with payouts ranging from 0% to 200% of target depending on performance. Total annual target compensation will be no less than $3,000,000, with the initial long-term incentive award described below counting toward this target for 2027.
To replace the bonus Mr. Ruppel would forfeit at his current employer, the Company will pay him a prorated amount of the 2026 bonus he would have earned at that employer through the Start Date, payable on or about March 15, 2027.
The make-whole equity awards and initial long-term incentive award described below (the “Inducement Awards”) were approved by the independent directors of the Board and will be granted on the Start Date outside the Company’s stockholder-approved equity incentive plan as material inducements to Mr. Ruppel’s acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4), but will be subject to terms and conditions consistent with those of awards granted under the Company’s Second Amended and Restated 2020 Equity Incentive Plan.
Mr. Ruppel will receive make-whole equity awards in respect of unvested awards forfeited at his prior employer, consisting of restricted shares and performance shares at target, with the following conversion methodology, vesting schedules and performance conditions:
• The number of make-whole restricted shares will equal (A) the sum of (1) 4,720 forfeited Littelfuse restricted stock units multiplied by the closing price of Littelfuse common stock on November 9, 2026, plus (2) 1,112 forfeited unvested Littelfuse stock options multiplied by the excess, if any, of that closing price over the options’ $251.82 exercise price, divided by (B) the closing price of CVGI common stock on November 9, 2026, and the target number of make-whole performance shares will equal 3,211 forfeited Littelfuse performance share units multiplied by the closing price of Littelfuse common stock on November 9, 2026, divided by the closing price of CVGI common stock on that date;
• The make-whole restricted shares will vest 50% on the first anniversary and 50% on the second anniversary of the grant date; and
• The make-whole performance shares will cliff vest on December 31, 2028, with the number of shares earned and delivered in settlement ranging from 0% to 200% of target based on the Company’s relative total shareholder return for the period January 1, 2027 to December 31, 2028.
Mr. Ruppel will also receive an initial long-term incentive award, based on the closing price of CVGI stock on November 9, 2026, with a target value of $1,600,000, consisting of 40% restricted shares and 60% performance shares at target, subject to the following vesting schedules and performance conditions and the respective grant agreement:
• The number of initial long-term restricted shares and target performance shares will equal $640,000 and $960,000, respectively, divided by the closing price of CVGI common stock on November 9, 2026;
• The initial long-term restricted shares will vest ratably on March 31, 2028, 2029, and 2030; and
• The initial long-term performance shares will cliff vest on December 31, 2029 with the number of shares earned and delivered in settlement ranging from 0% to 200% of target, based on the same performance measures, weightings, goals and payout methodology established for the performance share awards granted to the Company’s other executive officers in March or April 2027, measured over the period January 1, 2027 to December 31, 2029.
The above referenced initial long-term incentive award will count toward Mr. Ruppel’s 2027 annual target compensation, and he will not receive an additional annual equity award in 2027.
The restricted share awards will vest in full upon Mr. Ruppel’s death or disability, upon a termination of his employment by the Company without cause or by him for good reason within 13 months following a change in control, or upon a change in control in which the awards are not assumed or substituted. Upon a change in control, the performance share awards will be earned at the greater of target and actual performance. Vesting of the Inducement Awards is otherwise subject to Mr. Ruppel’s continued employment through the applicable vesting date. The number of shares subject to the Inducement Awards will be determined on November 9, 2026 and will be disclosed in a press release as required by Nasdaq Listing Rule 5635(c)(4) and in an amendment to this Current Report on Form 8-K.
The Company will also provide Mr. Ruppel with a one-time net cash relocation payment of $60,000 within 30 days after the Start Date. If he resigns or is terminated for cause within 18 months after the Start Date, the payment is repayable at a rate of one-eighteenth of its initial value for each full month remaining in that period. Mr. Ruppel will be eligible to participate in the Company’s employee benefit programs and will be subject to the Company’s stock ownership requirements, including a holding requirement of five times annual base salary.
The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Change in Control and Non-Competition Agreement
On October 30, 2026, the Company entered into a Change in Control & Non-Competition Agreement with Mr. Ruppel (the “CIC Agreement”). If the Company terminates his employment without cause outside the change in control circumstances described below, the CIC Agreement provides for 24 months of continued base salary, any earned but unpaid prior-year annual bonus, a prorated annual bonus for the year of termination based on the bonus he would otherwise have received, and 18 months of group health plan participation or, at his election, COBRA payments. Equity and other long-term incentive awards will be treated in accordance with the applicable plan and award agreements. Salary continuation is conditioned on execution and non-revocation of a general release of claims and is subject to cessation for a breach of the CIC Agreement or the discovery of grounds that would have constituted cause.
If, within 13 months following a change in control, the Company terminates Mr. Ruppel’s employment without cause or he resigns for good reason (each as defined in the CIC Agreement), he will be entitled, in lieu of the ordinary severance benefits described above, to accrued compensation and a payment equal to two times the sum of his base salary and target annual bonus. Subject to execution and non-revocation of a general release of claims, one-half of that payment will be paid in a lump sum within 30 days after termination and the remainder in equal monthly installments beginning 30 days after termination and ending on the earlier of two and one-half months after the end of the Company’s fiscal year in which termination occurs or his death, subject to applicable Section 409A requirements.

Equity and other long-term incentive awards will be treated in accordance with the applicable plan and award agreements. The CIC Agreement also provides for continued welfare benefits, subject to its terms, until the earlier of 18 months after termination or commencement of full-time employment with a new employer providing comparable benefits.
Mr. Ruppel is subject to confidentiality and intellectual property obligations, noncompetition and nonsolicitation covenants during employment and for one year thereafter, and a nondisparagement covenant during employment and for two years thereafter. Payments are subject to a Section 280G best-net reduction provision, and incentive compensation is subject to applicable clawback requirements.
The foregoing description of the CIC Agreement is qualified in its entirety by reference to the full text of the CIC Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Transition and Retirement Agreement
On October 30, 2026, the Company entered into a transition and retirement agreement with Mr. Ray (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Ray will resign as President and Chief Executive Officer and as a member of the Board effective November 9, 2026, and will remain an employee through the Retirement Date. During this period, Mr. Ray will continue to receive his current base salary and continue to participate in the employee benefit plans made available to employees generally.
In connection with his retirement, Mr. Ray will receive any earned but unpaid base salary, immediate vesting of his outstanding restricted shares, prorated vesting of outstanding performance awards for future payout based on actual performance, and his 2026 annual bonus, payable at the same time as bonuses are paid to other participants, in each case, consistent with the terms of his existing agreements. Mr. Ray will not be entitled to any severance payments or benefits under his existing change in control agreement. The Transition Agreement also contains a general release of claims by Mr. Ray in favor of the Company and confirms that his existing confidentiality, non-competition, non-solicitation and non-disparagement covenants will continue to apply in accordance with their terms.
The foregoing description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
The information set forth under Item 2.02 is incorporated into this Item 7.01 by reference.

On November 2, 2026, the Company issued a press release announcing the leadership transition described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.		Description

10.1		Offer Letter, dated October 30, 2026, between Commercial Vehicle Group, Inc. and David Ruppel.
10.2		Change in Control & Non-Competition Agreement, dated October 30, 2026, between Commercial Vehicle Group, Inc. and David Ruppel.
10.3		Transition and Retirement Agreement, dated October 30, 2026, between Commercial Vehicle Group, Inc. and James R. Ray, Jr.
99.1	*	Press Release dated November 2, 2026, with third quarter ended September 30, 2026 earnings release and CEO Succession Plan.
104		Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

November 2, 2026	By:	/s/ Aneezal H. Mohamed
	Name:	Aneezal H. Mohamed
	Title:	Chief Legal Officer